Exhibit 99.1

Sabre Corporation Adopts Limited-Duration Shareholder Rights Plan

Board acted in response to substantial accumulation of stock by Constellation Software

SOUTHLAKE, Texas, March 1, 2026 /PRNewswire/ — Sabre Corporation (“Sabre” or the “Company”) (NASDAQ: SABR) today announced that its Board of Directors (the “Board”) has approved the adoption of a limited-duration shareholder rights plan (“Rights Plan”) to protect the interests of Sabre and its shareholders. The Rights Plan is effective immediately and expires in one year.

The Board, in consultation with its independent advisors, adopted the Rights Plan in response to the substantial accumulation of shares of Sabre’s common stock by Constellation Software Inc. (“Constellation”) (TSX: CSU). In deciding to adopt the Rights Plan, the Board considered, among other things, that:

•

Between April 2025 and November 2025, Constellation accumulated a 9.7% economic position in Sabre, comprising 4.7% beneficial ownership of common stock and a further 5% via derivative instruments, and privately informed Sabre of its ownership stake for the first time in early January 2026;

•	Constellation is a serial acquirer of software companies that build verticals, and one of its operating groups, Vela Software, has in recent years acquired several travel technology companies;

•

In connection with its outreach in early January 2026, Constellation requested a board seat for two of its executives, and during the course of discussions with the Company, delivered a nomination notice under the Company’s bylaws on January 23, 2026;

•	Constellation previously suggested to Sabre its desire that its investment in Sabre be similar to its investment in Asseco Poland S.A., where it currently holds a 24.8% position;

•

Sabre engaged in constructive discussions with Constellation and began negotiating a strategic governance agreement to appoint the CEO of Constellation’s Vela Software division to the Board and enable continued collaboration between the two parties with the goal of driving long-term growth and value creation;

•

On February 26, 2026, despite the parties nearing the finish line on the agreement, Constellation abruptly and without explanation broke off several weeks of constructive negotiations and stated that its intentions “would appear clear with the benefit of time;”

•

Sabre made multiple attempts to reengage Constellation on February 26 and February 27, 2026, that remain unanswered, and on February 28, 2026, Constellation withdrew the formal nomination of its second candidate (not the candidate who the parties had been contemplating would join the Board in connection with the proposed strategic governance agreement) without providing any explanation or otherwise responding to Sabre’s requests to reengage; and

•	During the week of February 23 through February 27, 2026, the Company observed unusually high trading volume in its stock.

The Rights Plan was not adopted in response to any proposal from Constellation or another party to acquire control of the Sabre and is not intended to deter offers or preclude the Board from considering offers that are fair and otherwise in the best interest of the shareholders. Subject to understanding the basis for Constellation’s changed posture, Sabre remains open to resuming discussions with Constellation regarding a negotiated agreement on acceptable terms.

The Rights Plan is intended to enable all shareholders to realize the long-term value of their investment in Sabre and ensure they receive fair and equal treatment in the event of any proposed takeover. The Rights Plan is also intended to reduce the likelihood that any person or group gains control of the Company through open-market accumulation or other tactics without paying an appropriate control premium or providing the Board sufficient time to make informed decisions that are in the best interests of Sabre and its shareholders.

Advisors

BofA Securities is serving as financial advisor to Sabre and Kirkland & Ellis LLP is serving as legal counsel.

About the Rights Plan

The Rights Plan is similar to shareholder rights plans adopted by other publicly traded companies. Pursuant to the Rights Plan, Sabre is issuing one right for each share of common stock as of the close of business on March 11, 2026. The rights will initially trade with Sabre common stock and will generally become exercisable only if any person (or any persons acting as a group) acquires 15% (or 20% for certain passive investors) or more of the outstanding common stock (the “triggering percentage”). The Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or Sabre may exchange each right held by such holders for one share of common stock. Under the Rights Plan, any person that currently owns more than the triggering percentage may continue to own its shares of common stock but may not acquire any additional shares without triggering the Rights Plan. The Rights Plan does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board of directors to redeem the rights.

The Rights Plan has a one-year term, expiring on February 28, 2027. The Board may consider an earlier termination of the Rights Plan as circumstances warrant. Further details about the Rights Plan will be contained in a Form 8-K to be filed by Sabre with the SEC.

About Sabre Corporation

Sabre Corporation is a leading technology company that takes on the biggest opportunities and solves the most complex challenges in travel. Sabre harnesses speed, scale and insights to build tomorrow’s technology today – empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Headquartered in Southlake, Texas, USA, with employees across the world, Sabre serves customers in more than 160 countries globally.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “outlook,” “pro forma,” “believe,”

“momentum,” “confidence,” “position,” “plan,” “expect,” “encouraged,” “focus,” “optimistic,” “anticipate,” “will,” “long-term,” “sustainable,” “growth,” “accelerate,” “potential,” “opportunity,” “goal,” “estimate,” “commitment,” “temporary,” “continue,” “progress,” “possible,” “outcome,” “assume,” “challenge,” “enhance,” “guidance,” “strategy,” “on track,” “objective,” “target,” “pipeline,” “trajectory,” “benefit,” “forecast,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms, where applicable, or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, the implementation and effects of our growth strategies, the completion and effects of travel platforms, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, our ability to recruit, train and retain employees, competition in the travel distribution industry and solutions industry, failure to adapt to technological advancements, implementation of software solutions, implementation and effects of new, amended or renewed agreements and strategic partnerships, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, the ability to achieve our cost savings and efficiency goals and the effects of these goals, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, the effects of cost savings initiatives, the effects of new legislation or regulations or the failure to comply with regulations or other legal requirements, use of third-party distributor partners, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, including the sale of Hospitality Solutions, reliance on the value of our brands, reliance on third parties to provide information technology services and the effects of these services, the effects of any litigation, regulatory reviews and investigations, adverse global and regional economic and political conditions, risks related to global conflicts, risks arising from global operations, risks related to our significant amount of indebtedness, including increases in interest rates and our ability to refinance our debt, and tax-related matters.

SABR-F

For further information, please contact:

Sabre Corporation:

Media:	Investors:

Nick Lamplough, Dan Moore, Dylan O’Keefe	Roushan Zenooz

Sabre-CS@collectedstrategies.com	sabre.investorrelations@sabre.com

SOURCE

Sabre Corporation